                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    /X/  Filed by Registrant
    / /  Filed by a Party other than Registrant

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12 for:

                                       MARSHALL INDUSTRIES
- - --------------------------------------------------------------------------------

Payment of Filing Fee (check the appropriate box):

/X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee   computed  on  table   below  per  Exchange   Act  Rules  14a-6(i)(4)
      and 0-11.
      (1)  Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
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      (3)  Per unit  price or  other underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:(1)
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      (4)  Proposed maximum aggregate value of transaction:
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/ /   Check  box if any  part of the fee  is offset as  provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)  Amount previously paid:
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(1)   Set forth the amount on which the  filing fee is calculated and state  how it was determined.

                              MARSHALL INDUSTRIES
                              9320 TELSTAR AVENUE
                        EL MONTE, CALIFORNIA 91731-2895

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Marshall Industries will be held at the office of the Company, 9320 Telstar Avenue, El Monte, California, on Monday, October 24, 1994 at 9 a.m., local time, for the following purposes:

    1. To amend the Articles of Incorporation of the Company to provide that the number of directors shall be no less than seven (7) and no more than thirteen (13).

    2. To elect directors for the year. Gordon S. Marshall, Richard D. Bentley, William Bone, Richard C. Colyear, Lathrop Hoffman, Raymond G. Rinehart, Robert Rodin and Howard C. White have been nominated for election as directors. Subject to approval of the proposal to amend the Articles of Incorporation of the Company, Jose Menendez and Jean Fribourg have been nominated to serve as directors.

    3. To consider and act upon a proposal to ratify the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending May 31, 1995.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on August 25, 1994 are entitled to notice of, and to vote at, the meeting.

    If you do not plan to attend personally, please promptly sign and return the enclosed proxy in the accompanying envelope. Your proxy is solicited on behalf of the management of the Company. It is necessary to have a majority of all outstanding shares represented at the meeting in order to transact official business. A proxy statement is set forth on the following pages.

                                          By Order of the Board of Directors

                                          GORDON S. MARSHALL
                                               Chairman

9320 Telstar Avenue
El Monte, California 91731-2895
August 30, 1994

                                                                PRELIMINARY COPY

                              MARSHALL INDUSTRIES
                              9320 TELSTAR AVENUE
                        EL MONTE, CALIFORNIA 91731-2895

                                PROXY STATEMENT
                           MAILED -- AUGUST 30, 1994

    The accompanying proxy is solicited on behalf of the management of Marshall Industries for use at the Annual Meeting of Shareholders on October 24, 1994, and the expense of such solicitation will be borne by the Company. Proxies properly executed and received by the Company prior to the meeting, and not revoked, will be voted.

    A shareholder giving a proxy has the power to revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or if personally present at the meeting, by electing to vote in person.

    The holders of common stock of record on the books of the Company at the close of business on August 25, 1994 are eligible to vote at the meeting. On
that date,  there were         shares  outstanding held  by approximately  4,000
shareholders. Each shareholder is entitled to one vote for each share owned. A shareholder is entitled to cumulate votes for the election of directors (that is, cast for any one or more candidates a number of votes equal to the number of the shareholder's shares multiplied by the number of directors to be elected). However, no shareholder may cumulate votes for the election of directors unless the names of such candidates have been placed in nomination prior to the voting, and the shareholder has given notice of his intention to cumulate votes at the meeting prior to the voting. If any one shareholder has given such notice, each shareholder may cumulate his votes and give one candidate all of his votes or distribute his votes among as many candidates as he sees fit. If any shareholder elects cumulative voting, the proxyholders are authorized in their discretion to vote their proxies cumulatively.

    A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares with respect to which authority to vote is withheld, abstentions and shares held of record by a broker or its nominee ("broker shares") that are noted on any matter will be included in determining the shares present. Broker shares that are not voted on any matter will not be included in determining the shares present. The amendment of the Articles of Incorporation of the Company requires the approval of a majority of the outstanding shares. The election of each director and the approval of any other matter submitted to a vote of the shareholders requires the affirmative vote of a majority of the shares voting. Shares with respect to which authority is withheld, abstentions and broker shares that are not voted will not be included in determining the number of shares voting on the election of directors or any other matter submitted to a vote of the shareholders.

                   AMENDMENT OF THE ARTICLES OF INCORPORATION

    The Articles of Incorporation of the Company currently provide that the number of directors of the Company may from time to time be specified by the Bylaws of the Company at not less than five nor more than eight directors. The Board of Directors in January, 1992, established the present number of directors at eight.

    The Company has recently entered into a strategic alliance with Sonepar Electronique International ("SEI"), a European distributor of electronic components and a subsidiary of Sonepar, S.A. The Sonepar group of companies had total sales of over $4 billion in 1993. The agreements with SEI provide, among other things, for the election of two SEI representatives to serve on the Board of Directors of the Company. There are no vacancies on the Board and the Board believes that it is in the best interests of the Company to retain all the present Board members. Accordingly, the Board of Directors has approved a proposed amendment to Article Fifth of the Company's Articles of Incorporation and has voted to recommend to the shareholders the approval and adoption of the proposed amendment. The proposed amendment would authorize the Company's Bylaws to provide for a minimum of seven and a maximum of thirteen directors. The Board of Directors has also adopted an amendment to the Company's Bylaws, conditioned upon shareholder approval of the proposed amendment to the Articles of Incorporation, which provides that the Board of Directors will be increased to ten members.

    If the proposed amendment is approved by the shareholders, the shareholders will elect a total of ten directors at the Annual Meeting. The Board of Directors of the Company believes it is advisable and in the best interest of the Company to increase the size of the Board from eight to ten members.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for approval of the amendment of the Articles of Incorporation.

    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY.

                             ELECTION OF DIRECTORS

    At present, the Bylaws of the Company provide for eight directors. If the amendment of the Articles of Incorporation is approved by the shareholders, the Bylaws of the Company will be amended to provide for ten directors. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the first eight nominees shown below for the term of one year and until their successors are duly elected and qualified. In addition, subject to shareholder approval of the amendment of the Articles of Incorporation, the proxies will be voted for the election of Jose Menendez and Jean Fribourg. All of the nominees have consented to being named in this Proxy Statement, and to serve as directors if elected. Although it is not contemplated that any of the nominees will subsequently decline or be unable to serve as a director, in either event, the proxies will be voted by the proxyholders for such other persons as may be designated by the present Board of Directors.

    The following table sets forth certain information as of July 29, 1994 with respect to those persons who are nominees for election as directors of the Company, each of whom, if elected, will serve until the next annual meeting of shareholders.

                                                                              SHARES OF COMMON STOCK
                                                                              BENEFICIALLY OWNED(1)
                                                                            --------------------------
                                                                             AMOUNT AND
                                                                              NATURE OF
                                                                             BENEFICIAL      PERCENT
           NAME                AGE                  POSITION                  OWNERSHIP     OF CLASS
- - --------------------------  ---------  -----------------------------------  -------------  -----------
Gordon S. Marshall             74      Chairman of the Board                   1,298,180(2)        7.5%
Richard D. Bentley             54      Director and Executive Vice                47,672(3)      *
                                         President
William Bone                   52      Director                                    2,000(4)      *
Richard C. Colyear             55      Director                                    2,000        *
Lathrop Hoffman                69      Director                                    4,000        *
Raymond G. Rinehart            72      Director                                    5,500(5)      *
Robert Rodin                   40      Director, President and Chief              44,500(6)      *
                                         Executive Officer
Howard C. White                53      Director                                      700        *
Jose Menendez                  57      Director                                  --             *
Jean Fribourg                  49      Director                                  --             *

- - --------------
* Represents less than 1%.
(1) Unless otherwise indicated, each nominee has sole voting and investment power with respect to the shares shown as beneficially owned by him.
(2) Includes 25,000 shares which are subject to options that are presently exercisable or become exercisable on or before September 30, 1994.
(3) Includes 10,000 shares which are subject to options that are presently exercisable or become exercisable on or before September 30, 1994.
(4) These shares are held in a revocable trust for which Mr. Bone is the trustee.
(5) Includes 1,600 shares held in a revocable trust for which Mr. Rinehart is the trustee.
(6) Includes 35,000 shares which are subject to options that are presently exercisable or become exercisable on or before September 30, 1994.

    Mr. Marshall is the founder of the Company and has been its Chairman of the Board since October 1954 and Chief Executive Officer of the Company until April, 1994. Additionally, he served as President of the Company from April 1982 to June 1992. Mr. Marshall is also a member of the Board of Amistar Corporation.

    Mr. Bentley became a Vice President in October 1986 and was appointed Senior Vice President in April 1988. He was promoted to Executive Vice President of the Company in August 1989.

    Mr. Bone has served as a director since August 1984. Mr. Bone is the founder, Chairman of the Board and Chief Executive Officer of Sunrise Company, a privately held diversified real estate firm specializing in the development of country club communities, hotels and other commercial developments. Mr. Bone has been engaged in this business since 1963.

    Mr. Colyear has served as a director of the Company since August 1991. Mr. Colyear is President of Colyear Development Corporation, a privately held real estate firm which develops and operates both office and industrial properties. From 1967 to 1989, Mr. Colyear was employed by Security Pacific National Bank in various capacities, including First Vice President, in connection with its commercial lending activities.

    Mr. Hoffman has served as director since August 1984. Mr. Hoffman, through several corporations, owns and operates Acura, General Motors, Honda, Isuzu and Saturn automobile dealerships in Southern California. Mr. Hoffman is also Chairman of the Board of The Bank of Monrovia in Monrovia, California.

    Mr. Rinehart has been a director of the Company since 1982. Mr. Rinehart formerly served as Chairman of the Executive Committee of the Board of Directors, Chairman of the Board, President and Chief Executive Officer of Clow Corporation. Mr. Rinehart is currently the Chairman of the Board of RGR Enterprises, and is a director of Goshen Rubber Co.

    Mr. Rodin became a Vice President in October 1988 and was promoted to Senior Vice President in August 1989, to President and Chief Operating Officer in June 1992 and to Chief Executive Officer in April 1994. He joined the Company as a Sales Manager in October 1983.

    Mr. White has been a director since January 1992. From 1965 to 1991, Mr. White was associated with the international accounting and consulting firm of Arthur Andersen & Co., SC. Until his retirement in 1991, Mr. White was Managing Director of Finance for Arthur Andersen & Co's worldwide organization and had also served as Managing Partner, Accounting, Audit and Financial Consulting Practice, Los Angeles/ Southern California, Hawaii and Nevada.

    Mr. Menendez has been the Chairman of the Executive Boards of SEI and Sonepar Distribution since 1990 and 1991, respectively. Mr. Menendez also has held the position of Managing Director and is a member of the Executive Board of Sonepar, S.A. since 1992. Mr. Menendez has held management and executive positions with the Sonepar companies for over ten years.

    Mr. Fribourg has been the Chief Executive Officer of SEI since 1992 and is a member of the SEI and Sonepar Distribution Executive Boards. During the last ten years, Mr. Fribourg has held several management and executive positions with Sonepar and SEI, including SEI Country Manager (Spain) and Sonepar Distribution Country Manager (Spain and Portugal).

COMMITTEES
    Among the committees created by the Board of Directors are an Audit Committee and a Stock Option and Compensation Committee. The Board has not designated a nominating committee. The members of the Audit Committee are all of the outside directors. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to (i) the engagement or reengagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of such engagement; (ii) the Company's policies and procedures for maintaining the Company's books and records and furnishing information to the independent auditors; (iii) the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year of the Company's independent auditors' recommendations and advice to the Audit Committee; (iv) the implementation by management of the independent auditors' recommendations and advice; (v) the implementation by management of the recommendations made by the independent auditors in its annual management letter; (vi) the adequacy and implementation of the Company's internal accounting controls and the adequacy and competency of the related personnel; and (vii) such other matters relating to the Company's financial affairs and accounts as the Committee may in its own discretion deem desirable. One Audit Committee meeting was held during the last fiscal year.

    The Stock Option and Compensation Committee members are all of the outside directors. The Stock Option and Compensation Committee recommends changes in employees' salaries, incentives, pensions, savings plans and other fringe benefits to the Board, and administers the Company's stock option plans. As administrator of the stock option plans, the Committee determines which employees are eligible for participation in the plans, designates the optionees and, within the restrictions of each particular plan, determines the terms of the grant and exercise of options under the plans. The Stock Option and Compensation Committee also makes recommendations from time to time to the Board of Directors regarding possible modifications or amendments of the Company's stock options plans. The Stock Option and Compensation Committee held three meetings during the last fiscal year.

    The Board of Directors held a total of four meetings during the last fiscal year. Each director attended all of the meetings of the Board and the Committees on which he served, except for Mr. Colyear who attended three of the four meetings.

SECTION 16 REPORTS
    Based on its review of copies of Forms 3, 4 and 5 filed by the officers and directors of the Company with the Securities and Exchange Commission, the Company believes that all such Forms required to be filed with respect to the fiscal year ended May 31, 1994 were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934.

REMUNERATION OF DIRECTORS
    Directors who are employees receive no additional compensation for serving as directors. All other directors receive monthly retainers of $1,500 and $1,500 for each meeting.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information, as of July 29, 1994, with respect to each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, and share ownership by all executive officers and directors of the Company as a group.

                                                           AMOUNT AND NATURE
                    NAME AND ADDRESS                         OF BENEFICIAL       PERCENT
                   OF BENEFICIAL OWNER                        OWNERSHIP(1)      OF CLASS
- - ---------------------------------------------------------  ------------------  -----------
FMR Corp.                                                        1,718,700(2)         10%
 82 Devonshire Street
 Boston, Massachusetts 02109
Strong/Cornelvison Capital Management, Inc.                      1,329,500           7.7%
Gordon S. Marshall                                               1,298,180(3)        7.5%
  9320 Telstar Avenue
  El Monte, California 91731-2895
The Prudential Insurance                                         1,142,300(4)        6.6%
  Company of America
All executive officers and directors as a Group                  1,422,552(5)        8.3%
  (9 persons)

- - --------------
(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

(2) Pursuant to a schedule 13G dated February 11, 1994 and filed with the Securities and Exchange Commission, FMR Corp. reported beneficial ownership of over 5% of the Company's Common Stock. Based on information subsequently obtained, the Company believes that on July 29, 1994, it had sole voting power with respect to 85,200 shares and sole dispositive power with respect to 1,178,700 shares.

(3) Includes 25,000 shares which are subject to options that are presently exercisable or become exercisable on or before September 30, 1994.

(4) Pursuant to a schedule 13G dated January 31, 1994 and filed with the Securities and Exchange Commission, The Prudential Insurance Company of America reported beneficial ownership of over 5% of the Company's Common Stock. Based on information subsequently obtained, the Company believes that on July 29, 1994, it had sole voting and dispositive power with respect to 625,300 shares and shared voting and dispositive power with respect to 517,000 shares.

(5) Includes 86,000 shares which are subject to options that are presently exercisable or become exercisable on or before September 30, 1994.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to those persons who are executive officers of the Company as of July 30, 1993.

          NAME               AGE                                POSITION
- - ------------------------  ---------  ---------------------------------------------------------------
Gordon S. Marshall           74      Chairman of the Board
Robert Rodin                 40      President and Chief Executive Officer
Richard D. Bentley           54      Executive Vice President
Henry W. Chin                47      Vice President, Finance, Chief Financial Officer and Secretary

    Mr. Marshall is the founder of the Company and has been its Chairman of the Board and Chief Executive Officer since October 1954. He served as President of the Company from April 1982 to June 1992 and was Chief Operating Officer of the Company from April 1982 to August 1989.

    Mr. Rodin became a Vice President in October 1988 and was promoted to Senior Vice President in August 1989, to President and Chief Operating Officer in June 1992 and to Chief Executive Officer in April, 1994. He joined the Company as a Sales Manager in October 1983 and has held various management positions with the Company, including Division Manager-Boston, and Regional Vice President-Northeast.

    Mr. Bentley became a Vice President in October 1986 and was appointed Senior Vice President in April 1988. He was promoted to Executive Vice President of the Company in August 1989. He joined Marshall in June 1978 as Northeast Regional Manager. Prior to joining the Company, Mr. Bentley was associated with Cramer Electronics for fifteen years.

    Mr. Chin joined the Company as Corporate Controller in November 1984 and was promoted to Vice President in August 1989 and to Chief Financial Officer in October 1991. Mr. Chin is a Certified Public Accountant.

    Each officer serves at the pleasure of the Board and, unless earlier removed, is elected annually for a one year term.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning the compensation for the last three fiscal years of the Chief Executive Officer and each of the other executive officers of the Company.

                                                        ANNUAL COMPENSATION                LONG-TERM
                                             -----------------------------------------  COMPENSATION(6)
                                                         INCENTIVE                      ----------------
           NAME AND                                       PAYMENTS     OTHER ANNUAL      STOCK OPTIONS      ALL OTHER
      PRINCIPAL POSITION        FISCAL YEAR    SALARY      (1)(2)    COMPENSATION (3)   (NO. OF OPTIONS)  COMPENSATION
- - ------------------------------  -----------  ----------  ----------  -----------------  ----------------  -------------
Gordon S. Marshall (5)                1994   $  500,000  $  211,796      $   4,497             --              --
 Chairman of the Board                1993      468,649     214,144          4,497             --              --
                                      1992      433,858      90,414          4,364             50,000          --
Robert Rodin                          1994      358,333     149,637          5,612             50,000          --
 President and                        1993      275,138     128,642          5,292             --          $   109,265(4)
 Chief Executive Officer              1992      194,983      48,394          4,989            120,000          102,083(4)
Richard D. Bentley                    1994      304,167     126,080          5,326             --              --
 Executive Vice President             1993      258,521     125,120          4,448             --              --
                                      1992      239,896      49,990          4,556            120,000          --
Henry W. Chin                         1994      172,500      72,959          5,314             --              --
 Vice President, Finance,             1993      140,388      85,609          5,292             --              --
 Chief Financial Officer              1992      120,062      24,415          3,612             20,000          --
 and Secretary

- - --------------
(1) The Company has an incentive plan in which all full-time employees are participants and is based on the Company's pre-tax profits. Under this incentive plan, the Company's officers can earn up to 80% of their base salaries as incentive compensation.

(2) In addition to the incentive plan, described above, the Company adopted a bonus Plan for fiscal 1992 pursuant to which up to one percent of its net income before taxes (approximately $319,000 in fiscal 1992) was available for payment of bonuses to key executives. Bonus payments of $60,000 were paid to Mr. Marshall and $40,000 each to Messrs. Rodin, Bentley and Chin and are included in fiscal 1993 compensation amounts. This Plan was discontinued as of the end of fiscal 1992.

(3) Amounts contributed by the Company under the Marshall Industries Tax Deferred Profit Sharing Plan which provides for participation by any employee of Marshall who has completed six months of employment. Each participant may defer from 2% to 12% of his earnings each payroll period, the amount of which is placed by the Company in a nonforfeitable, fully vested account on the employee's behalf. Under the tax laws, the maximum amount which can be deferred for calendar years 1992, 1993 and 1994 were $8,728, $8,994 and $9,240, respectively. The Company contributes quarterly an amount equal to 50% of the employee's contributions in the quarter up to a maximum amount equal to 3% of the employee's earnings in the quarter. After an employee joins the plan, he has a 20% vested interest in the Company's contributions for each year of service to the Company.

(4) Includes reimbursement for the payment of principal, interest and related income taxes, with respect to the Company loan provided to Mr. Rodin in connection with his relocation from Boston to Southern California. Such loan assistance was approved by the shareholders in 1990. The loan was paid off during fiscal 1993.

(5) In addition to the distribution of component parts, the Company provides a variety of value added services to its customers. Through the use of third party contractors, the Company provides cable assembling and manufacturing capabilities. One of the third party contract manufacturing arrangements is with Amistar, a company of which Mr. Marshall is a director and a substantial shareholder. Under this arrangement, Marshall accepts orders from its customers and provides the necessary components, which Amistar then "mounts" on circuit boards. Marshall pays Amistar for its services and invoices the customers for the completed product. The Company believes that the amounts paid to Amistar are not in excess of the amounts that would be charged by unaffiliated manufacturers for the same services. During the fiscal years ended May 31, 1992, 1993 and 1994, the Company paid Amistar approximately $637,000, $2,378,000 and $1,857,000, respectively, under this arrangement.

(6) All share data have been adjusted to reflect the two-for-one stock split paid on February 28, 1994.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information with respect to the stock option grants made during the 1994 fiscal year under the Company's Stock Option Plans to the named executive officers:

                                              INDIVIDUAL GRANTS(4)                    POTENTIAL REALIZABLE
                              ----------------------------------------------------  VALUE AT ASSIGNED RATES
                               NUMBER OF    % OF TOTAL                                         OF
                              SECURITIES      OPTION                                STOCK PRICE APPRECIATION
                              UNDERLYING    GRANTED TO    EXERCISE OR                   FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN      BASE      EXPIRATION   ------------------------
                              GRANTED(1)    FISCAL YEAR    PRICE(2)       DATE        5%(3)        10%(3)
                              -----------  -------------  -----------  -----------  ----------  ------------
Robert Rodin                      50,000          100%     $   24.00      4/20/04   $  754,800  $  1,912,800

No options were granted to any of the other named executive officers during the 1994 fiscal year.

- - --------------
(1) Each option will become exercisable in four equal and successive annual installments, with the first such installment to become exercisable one year after the grant date. The grant date is April 20, 1994.

(2)  At fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire ten-year option period and the stock price increased at annual compounded rates of 5% and 10%. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All share data have been adjusted to reflect the two-for-one stock split paid on February 28, 1994.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The following table provides information concerning the exercise of stock options during the 1994 fiscal year by each of the named executive officers and the year-end value of their unexercised options.

    All share data have been adjusted to reflect the two-for-one stock split paid on February 28, 1994.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  NUMBER OF                   UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                   SHARES      AGGREGATE    OPTIONS AT FISCAL YEAR END      FISCAL YEAR END(2)
                                 ACQUIRED ON     VALUE      --------------------------  --------------------------
             NAME                 EXERCISE    REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - -------------------------------  -----------  ------------  -----------  -------------  -----------  -------------
Gordon S. Marshall                  127,500   $  1,972,375      25,000         37,500    $ 377,625    $   560,250
Robert Rodin                          7,500        141,563      35,000        175,000      572,000      1,363,000
Richard D. Bentley                   30,000        486,250      10,000        125,000      162,500      1,338,000
Henry W. Chin                             0              0      16,000         10,000      206,400        105,000

- - --------------
(1) Based on the fair market of the shares on the exercise date less the exercise price paid for the shares.

(2) Based on the fair market value of the shares or $24.50 per share on the last day of the fiscal year less the exercise price payable for such shares.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The  Compensation  Committee  consists   entirely  of  independent   outside
directors and has responsibility for administering the Company's stock option plans and setting the senior executives' annual salaries.

    The Company's executive compensation programs are intended to enable it to attract and retain talented executives and to reward them appropriately. The Compensation Committee attempts to determine the appropriate total levels of compensation, as well as the appropriate mix of basic salary, short-term incentives and long-term incentives.

    All of the Company's executive officers, as well as a majority of its employees, participate in the Company's incentive plan. The plan is based on pre-tax profits of the Company. The Company's officers can earn up to 80% of their base salaries as incentive compensation.

    In making its salary and stock option decisions, the Compensation Committee considers a number of factors. However, its ultimate determination is a subjective one and is based on the total mix of information. The Compensation Committee reviews the compensation practices of six of the Company's competitors as reported in their public filings. Those competitors are Anthem Electronics, Inc., Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Pioneer-Standard Electronics, Inc. and Wyle Laboratories. These companies are included in the peer group comparisons elsewhere in this Proxy Statement. The Compensation Committee also compares the Company's short and long-term results with the performance of those same competitors, to ensure a pay-for-performance linkage. The primary performance measures examined are earnings results, total shareholder return and the strength of the Company's strategic position. By these measures, the Compensation Committee believes that the Company achieves above average to superior results.

    The Committee meets without the CEO to evaluate his performance, and with the CEO to evaluate the performance of other executive officers. The 1994 salaries for the Company's CEO and executive officers were reviewed and approved at a meeting of the Compensation Committee held on October 19, 1993. The Committee believes that the total compensation of its executives is competitive and appropriately rewards their achievements.

                                          William Bone, Chairman
                                          Richard C. Colyear
                                          Lathrop Hoffman
                                          Raymond G. Rinehart
                                          Howard C. White

               COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG
            MARSHALL INDUSTRIES, S&P 500 INDEX AND PEER GROUP INDEX

    The following graph compares cumulative total shareholder return on the Company's Common Stock for the periods indicated with the cumulative total return of Companies on the Standard & Poor's 500 Stock Index and a group consisting of the Company's peer corporations. The corporations making up the peer companies group are the 36 electronic component distributor companies included in SIC Code 5065 -- Electronic Parts & Equipment, N.E.C. The information for the graph was provided by Media General Financial Services. This graph assumes that $100 was invested on June 1, 1989 in the Company and each of the two indices, and that dividends were reinvested. It should be noted that the Company has not paid dividends on its Common Stock, and no dividends are included in the representation of the Company's performance.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
             MARSHALL INDUSTRIES, S&P 500 INDEX AND SIC CODE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MARSHALL INDUSTRIES       S&P 500 INDEX       BROAD MARKET
                                  100               100                 100
1990                              142               129                 117
1991                              125               131                 130
1992                              180               185                 143
1993                              227               210                 160
1994                              266               205                 167

                     ASSUMES $100 INVESTED ON JUNE 1, 1989
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAY 31, 1994

                 PROPOSAL -- SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen & Co. as independent accountants for the Company for the fiscal year ending May 31, 1995. Representatives of Arthur Andersen & Co. are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO.

                             SHAREHOLDER PROPOSALS

    Copies of resolutions proposed by shareholders to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company at its corporate headquarters, 9320 Telstar Avenue, El Monte, California 91731-2895 on or before May 1, 1995 to have such resolutions included in the proxy statement and form of proxy for such Annual Meeting.

                                 OTHER MATTERS

    The management does not know of any other matters to be acted upon at the meeting. If any other matters should properly come before the meeting, or an adjournment thereof, the proxies will be voted with respect thereto in accordance with the discretion of the proxy holders.

                                                    GORDON S. MARSHALL
                                                         Chairman

                                   FORM 10-K

        The Company's Annual Report to Shareholders for the fiscal year ended May 31, 1994 includes a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission.

                         MARSHALL INDUSTRIES/PROXY 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    I hereby appoint Gordon S. Marshall and Henry W. Chin, and each of them or either of them with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all the shares of stock of Marshall Industries held of record by me on August 25, 1994 and to act for me and in my name, place and stead at the Annual Meeting of Shareholders to be held on Monday, October 24, 1994 or any adjournment thereof, for the purpose of considering and voting upon the following:

    1. AMENDMENT OF ARTICLES OF INCORPORATION

            / / FOR             / / AGAINST             / / ABSTAIN

    2. ELECTION OF DIRECTORS.

       / / For ALL Nominees listed below

       / / Withhold authority to vote ALL Nominees listed below

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Gordon S. Marshall     William Bone           Lathrop Hoffman        Robert Rodin           Jose Menendez
Richard D. Bentley     Richard C. Colyear     Raymond G. Rinehart    Howard C. White        Jean Fribourg

    3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1995.

               / / FOR             / / AGAINST             / / ABSTAIN

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and to vote the proxies cumulatively in their discretion if cumulative voting is in effect at the meeting.

                    (Please sign and date the reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                           Please sign exactly  as name  appears
                                           below.  This  Proxy should  be dated,
                                           signed by  the  shareholder  as  name
                                           appears hereon, and returned promptly
                                           in  the  enclosed  envelope.  Persons
                                           signing  in   a  fiduciary   capacity
                                           should so indicate.

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                 Signature if held jointly
                                           DATED: ________________________, 1994